UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 2, 2018 (June 29, 2018)

SIRIUS XM HOLDINGS INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-34295	38-3916511
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1290 Avenue of the Americas, 11th Fl., New York, NY		10104
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (212) 584-5100

Former name or former address, if changed since last report: Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange.  ☐

Item 1.01	Entry into a Material Definitive Agreement

On June 29, 2018, Sirius XM Radio Inc. (“Sirius XM”), our subsidiary, entered into an amendment (“Amendment No. 3”) to its existing $1.75 billion senior secured revolving credit facility with JPMorgan Chase Bank, N.A, as the administrative agent, and other agents and lenders, to, among other things, extend the maturity of the existing facility to June 29, 2023 (as amended, the “Credit Agreement”).

Amendment No. 3 provides for certain changes to Sirius XM’s $1.75 billion senior secured revolving credit facility, under which Sirius XM may borrow and reborrow from time to time. Sirius XM may use borrowings under the Credit Agreement for working capital and other general corporate purposes, including share repurchases, dividends and the financing of acquisitions. The obligations under the Credit Agreement are guaranteed by Sirius XM’s material domestic subsidiaries. The obligations under the Credit Agreement are secured by a lien on substantially all of our assets and the assets of Sirius XM’s material domestic subsidiaries, subject to certain exceptions.

The Credit Agreement contains incremental facilities and related debt and lien baskets, which allow Sirius XM to increase or incur new commitments under the revolving facility and/or incur new term loans or other forms of indebtedness, subject to the terms of the Credit Agreement.

Amendment No. 3, among other things, modifies the pricing grid to reduce interest rates and commitment fees upon attaining certain leverage levels, increases from $1 billion to $2 billion the uncommitted incremental facilities under the Credit Agreement and related debt and lien basket capacity correspondingly, increases the thresholds from $150 million to $300 million for the cross-default and judgment default events of default, and adds the ability to borrow in Canadian Dollars up to a C$250 million sublimit (with Canadian borrowings reducing available commitments under the Credit Agreement).

Certain of the participants in the Credit Agreement and their respective affiliates have engaged in, and may in the future engage in, investment banking, advisory roles and other commercial dealings in the ordinary course of business with us and/or our affiliates. These participants have received, or may in the future receive, customary fees and commissions for these transactions.

The description of Amendment No. 3 contained herein is qualified in its entirety by reference to Amendment No. 3, a copy of which is filed herewith as Exhibit 10.1 and incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The response to Item 1.01 is hereby incorporated into this Item 2.03.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

10.1	Amendment No. 3, dated as of June 29, 2018, to the Credit Agreement, dated as of December 5, 2012, among Sirius XM Radio Inc., JPMorgan Chase Bank, N.A., as administrative agent, and the other agents and lenders parties thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SIRIUS XM HOLDINGS INC.

By:	/s/ Patrick L. Donnelly
Patrick L. Donnelly Executive Vice President, General Counsel and Secretary

Dated: July 2, 2018